Exhibit 99.1

BigCommerce Announces Second Quarter 2022 Financial Results

Second Quarter Total Revenue of $68.2 Million, an Increase of 39% Versus Prior Year;

Total ARR of $296.0 Million, an Increase of 41% Versus Prior Year

AUSTIN, Texas – August 4, 2022 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its second quarter ended June 30, 2022.

“Our overall growth continued at a strong pace in the second quarter, and equally encouraging is the external recognition we are gaining as the world’s most modern enterprise ecommerce platform,” said Brent Bellm, CEO at BigCommerce. “Our ARR from enterprise accounts grew 68% year-over-year, and enterprise ARR as a percentage of total ARR was 70%, compared to 59% a year ago. In addition, we delivered the biggest sequential growth in subscription ARR in our history, excluding the quarter of the Feedonomics acquisition. We are landing bigger deals with bigger merchants and remain on a solid path toward long-term growth.”

Second Quarter Financial Highlights:

•	Total revenue was $68.2 million, up 39% compared to the second quarter of 2021.

•	Total annual revenue run-rate (ARR) as of June 30, 2022 was $296.0 million, up 41% compared to June 30, 2021.

•	Subscription revenue was $51.3 million, up 51% compared to the second quarter of 2021.

•	Subscription ARR as of June 30, 2022 was $225.8 million, up 48% compared to June 30, 2021.

•	Partner and services revenue was $16.9 million, up 12% compared to June 30, 2021.

•	ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $206.6 million as of June 30, 2022, up 68% from June 30, 2021.

•	ARR from Enterprise Accounts as a percent of total ARR was 70% as of June 30, 2022, compared to 59% as of June 30, 2021.

•	GAAP gross margin was 75%, compared to 79% in the second quarter of 2021. Non-GAAP gross margin was 77%, compared to 80% in the second quarter of 2021.

Second Quarter Financials:

Other Key Business Metrics

•	Number of enterprise accounts was 5,418, up 38% compared to the second quarter of 2021.

•	Average revenue per account (ARPA) of enterprise accounts was $38,133, up 22% compared to the second quarter of 2021.

•	Revenue in the Americas grew by 41% compared to the second quarter of 2021.

•	Revenue in EMEA grew by 42% and revenue in APAC grew by 18% compared to the second quarter of 2021.

Operating Income/(Loss)

•	GAAP operating loss was ($39.1) million, compared to ($12.3) million in the second quarter of 2021.

•	Non-GAAP operating loss was ($13.7) million, compared to ($4.2) million in the second quarter of 2021.

Net Income/(Loss) and Earnings Per Share

•	GAAP net loss was ($39.6) million, compared to ($12.2) million in the second quarter of 2021.

•	Non-GAAP net loss was ($14.1) million or (21%) of total revenue, compared to ($4.2) million or (9%) of total revenue in the second quarter of 2021.

•

GAAP net loss per share was ($0.54) based on 73.1 million weighted-average shares of common stock outstanding, compared to ($0.17) based on 70.6 million weighted-average shares of common stock outstanding in the second quarter of 2021.

•

Non-GAAP net loss per share was ($0.19) based on 73.1 million weighted-average shares of common stock outstanding, compared to ($0.06) based on 70.6 million weighted-average shares of common stock outstanding in the second quarter of 2021.

Adjusted EBITDA

•	Adjusted EBITDA was ($13.2) million, compared to ($3.5) million in the second quarter of 2021.

Cash

•	Cash, cash equivalents and marketable securities totaled $360.0 million as of June 30, 2022.

•	For the six months ended June 30, 2022, net cash used in operating activities was ($35.9) million, compared to ($17.4) million for the same period in 2021.

•	For the six months ended June 30, 2022, free cash flow was ($39.3) million, compared to ($19.1) million for the same period in 2021.

Business Highlights:

•	Corporate Highlights:

•

We launched our formal European presence in Austria, Denmark, Norway and Sweden, and our Latin American presence in Peru. With its latest expansions and fully localized tech and agency partner ecosystem, BigCommerce will enable merchants of all sizes and complexities to build and scale their online businesses to deliver seamless shopping experiences to local and cross-border customers and drive revenue.

•

We received high honors as a top solution in both the 2022 Paradigm B2B Combine (Midmarket Edition) and 2022 Paradigm B2B Combine (Enterprise Edition) with 22 out of 24 total medals, surpassing previous analyst evaluations for the third consecutive year. BigCommerce exceeded last year’s analyst evaluations by six medals and was awarded an exceptional rating (Gold) for Total Cost of Ownership and Partner Ecosystem.

•

We were named a Strong Performer by Forrester Research in both The Forrester Wave™: B2C Commerce Solutions, Q2 2022 and The Forrester Wave™: B2B Commerce Solutions, Q2 2022 reports. BigCommerce received the highest possible score in 11 criteria in the Forrester Wave™ B2C evaluation: Role-based Access Management, Customer Success and Support, Promotions Management, Practitioner UX, Architecture, Extensibility and Integration Tools, Product Vision, Performance, Innovation Roadmap, Partner Ecosystem and Commercial Model.

•

We were honored with the Retail Global Vendors in Partnership (VIP) Award for 2022 Australian Solution Provider of the Year. BigCommerce was recognized for its achievement in excellent customer and employee culture, and how it translates to great business results.

•

Product Highlights: Just a few months after launching Multi-Storefront Functionality (MSF) for new merchants, we expanded availability for all enterprise stores. With Multi-Storefront, merchants can create multiple unique storefronts within a single store. These storefronts can be powered by BigCommerce’s native Stencil framework or by a third-party, headless solution such as Next.js, Bloomreach, Contentstack, Contentful, WordPress and others. Multi-storefront empowers merchants that want to manage multiple brands, sell into multiple customer segments, and/or sell into multiple regions.

•

Merchant Highlights: We continued to add new enterprise merchants to our platform in the second quarter. Mountain Equipment Company, Canada’s largest supplier of outdoor gear, launched its headless integration using BigCommerce checkout to support storefronts in English and French. Well Pharmacy, one of the UK’s largest pharmacies, is now selling over-the-counter and prescription medications on its BigCommerce store, leveraging our Open SaaS and headless capabilities. Australian motorcycle helmet brand Forcite Helmets is leveraging headless to create its beautifully designed storefront. Lifetime Brands, a leading global designer, developer and marketer of a wide range of household products from KitchenAid, Farberware and other brands, launched a new store using B2B Edition. Tile Warehouse, a subsidiary of major UK tile brand Topps Tiles, launched a pop-up storefront to sell clearance tiles directly to consumers, leveraging a fulfillment partner to pull through real-time inventories and providing custom URLs for product categories and attributes. Finally Zumnorde, the popular German shoe retailer, turned to BigCommerce to internationalize and relaunch its web shop on a modern platform that doesn’t require constant upkeep and that can be customized to provide an incredible customer experience.

•

Partner Highlights: We partnered with London-based dropshipping marketplace, Avasam to launch its new integration, Click2Launch, utilizing our Commerce-as-a-Service capabilities. The integration empowers online entrepreneurs and early startup businesses to create a fully functioning, product-stocked, sales-ready ecommerce store in a few easy steps and helps remove the complexity barrier for aspiring entrepreneurs seeking to start their own online businesses by rapidly selecting the category of products to sell, and automatically build and populate a customized webstore.

Q3 and 2022 Financial Outlook:

For the third quarter of 2022, the Company currently expects:

•	Total revenue between $68.3 million to $71.2 million, implying an organic year-over-year growth rate of 15% to 20% with revenue from Feedonomics in the base period.

•	Non-GAAP operating loss is expected to be between $14.4 million to $16.4 million.

For the full year 2022, the Company currently expects:

•	Total revenue between $277.0 million and $282.9 million, translating into a year-over-year growth rate of 26% and 29%.

•	Non-GAAP operating loss between $48.9 million and $52.9 million.

The Company’s third quarter and 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, August 4, 2022, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, August 11, 2022, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 9327286. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, our Quarterly Report on Form 10-Q filed with the SEC on

May 4, 2022, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate (ARR)

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Subscription ARR

We calculate subscription annual revenue run-rate (“ARR”) at the end of each month as contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions and amortization of acquisition-related intangible assets. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact	Investor Relations Contact
Brad Hem	Daniel Lentz
PR@BigCommerce.com	InvestorRelations@BigCommerce.com

Consolidated Balance Sheet

(in thousands, except per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$220,550	$297,561
Restricted cash	1,331	1,143
Marketable securities	138,109	102,315
Accounts receivable, net	45,908	39,806
Prepaid expenses and other assets	8,944	9,710
Deferred commissions	5,138	4,013

Total current assets	419,980	454,548
Property and equipment, net	9,314	7,429
Right-of-use-assets	10,889	9,515
Prepaid expenses, net of current portion	588	831
Deferred commissions, net of current portion	6,662	5,673
Intangible assets, net	31,416	35,032
Goodwill	49,742	42,432

Total assets	$528,591	$555,460

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,283	$8,211
Accrued liabilities	2,137	2,941
Deferred revenue	15,224	12,752
Current portion of operating lease liabilities	2,799	2,653
Other current liabilities	52,186	36,254

Total current liabilities	78,629	62,811
Deferred revenue, net of current portion	1,454	1,359
Long-term debt	336,515	335,537
Operating lease liabilities, net of current portion	11,276	10,217
Other long-term liabilities, net of current portion	15,738	7,248

Total liabilities	443,612	417,172
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 shares authorized at June 30, 2022 and December 31, 2021; 0 shares issued and outstanding, at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at June 30, 2022 and December 31, 2021; 73,388 and 72,311 shares Series 1 issued and outstanding at June 30, 2022 and December 31, 2021, respectively, and 0 shares Series 2 issued and, outstanding at June 30, 2022, and December 31, 2021, respectively	7	7
Additional paid-in capital	552,752	528,540
Accumulated other comprehensive loss	(1,070)	(191)
Accumulated deficit	(466,710)	(390,068)

Total stockholders’ equity	84,979	138,288

Total liabilities and stockholders’ equity	$528,591	$555,460

Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Revenue	$68,203	$49,013	$134,253	$95,673
Cost of revenue	16,860	10,185	33,963	19,435

Gross profit	51,343	38,828	100,290	76,238

Operating expenses:
Sales and marketing	34,348	22,157	66,521	42,966
Research and development	22,394	14,725	43,339	28,260
General and administrative	19,211	13,110	36,523	24,718
Acquisition related expenses	12,521	1,107	25,181	1,107
Amortization of intangible assets	2,009	—	4,046	—

Total operating expenses	90,483	51,099	175,610	97,051

Loss from operations	(39,140)	(12,271)	(75,320)	(20,813)
Interest income	577	29	699	41
Interest expense	(705)	—	(1,414)	—
Other expense	(297)	27	(452)	13

Loss before provision for income taxes	(39,565)	(12,215)	(76,487)	(20,759)
Provision for income taxes	40	6	155	6

Net loss	$(39,605)	$(12,221)	$(76,642)	$(20,765)

Basic and diluted net loss per share attributable to common stockholders	$(0.54)	$(0.17)	$(1.05)	$(0.30)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,084	70,622	72,782	70,194

Consolidated Statement of Cash Flows

(in thousands)

	Six months ended June 30,	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(76,642)	$(20,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,647	1,437
Amortization of discount on debt	978	—
Stock-based compensation	19,540	11,693
Allowance for credit losses	3,399	1,627
Changes in operating assets and liabilities:
Accounts receivable	(9,501)	(7,710)
Prepaid expenses	1,010	408
Deferred commissions	(2,055)	(1,453)
Accounts payable	(1,929)	(376)
Accrued and other liabilities	21,252	(3,899)
Deferred revenue	2,441	1,632

Net cash used in operating activities	(35,860)	(17,406)

Cash flows from investing activities:
Cash paid for acquisition	(696)	—
Purchase of property and equipment	(3,486)	(1,644)
Maturity of marketable securities	42,600	—
Purchase of marketable securities	(79,273)	(30,397)

Net cash used in investing activities	(40,855)	(32,041)

Cash flows from financing activities:
Proceeds from exercise of stock options	(108)	2,868

Net cash provided by (used in) financing activities	(108)	2,868

Net change in cash and cash equivalents and restricted cash	(76,823)	(46,579)
Cash and cash equivalents and restricted cash, beginning of period	298,704	220,607

Cash and cash equivalents and restricted cash, end of period	$221,881	$174,028

Supplemental cash flow information:
Cash paid for interest	$472	$—

Cash paid for taxes	$32	$—

Noncash investing and financing activities:
Changes in capital additions, accrued but not paid	$105	$—

Fair value of shares issued as consideration for acquisition	$4,614	$—

Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	220,550	172,872
Restricted cash	1,331	1,156

Total cash, cash equivalents and restricted cash	$221,881	$174,028

Disaggregated Revenue:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Subscription solutions	$51,285	$33,955	$99,272	$65,959
Partner and services	16,918	15,058	34,981	29,714

Total revenue	$68,203	$49,013	$134,253	$95,673

Revenue by Geography:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Revenue:
Americas – U.S.	$52,760	$37,544	$104,260	$73,654
Americas – other	2,988	1,906	5,672	3,641
EMEA	6,802	4,782	13,086	9,185
APAC	5,653	4,781	11,235	9,193

Total revenue	$68,203	$49,013	$134,253	$95,673

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of operating loss to Non-GAAP operating loss:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
Operating loss	$(39,140)	$(12,271)	$(75,320)	$(20,813)
Less: stock-based compensation expense	10,578	6,522	19,540	11,693
Less: payroll tax associated with stock-based compensation expense	356	415	502	663
Less: third-party acquisition related costs	12,521	1,107	25,181	1,107
Less: amortization of intangible assets	$2,009	$—	$4,046	$—

Non-GAAP operating loss	(13,676)	(4,227)	(26,051)	(7,350)

Non-GAAP operating margin	(20.1)%	(8.6)%	(19.4)%	(7.7)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(39,605)	$(12,221)	$(76,642)	$(20,765)
Less: stock-based compensation expense	10,578	6,522	19,540	11,693
Less: payroll tax associated with stock-based compensation expense	356	415	502	663
Less: third-party acquisition related costs	12,521	1,107	25,181	1,107
Less: amortization of intangible assets	2,009	—	4,046	—

Non-GAAP net loss	(14,141)	(4,177)	(27,373)	(7,302)
Non-GAAP net loss per share	(0.19)	(0.06)	(0.38)	(0.10)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	73,084	70,622	72,782	70,194

Non-GAAP net loss margin	(20.7)%	(8.5)%	(20.4)%	(7.6)%

Reconciliation of net loss to adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(39,605)	$(12,221)	$(76,642)	$(20,765)
Stock-based compensation expense	10,578	6,522	19,540	11,693
Payroll tax associated with stock-based compensation expense	356	415	502	663
Third-party acquisition related costs	12,521	1,107	25,181	1,107
Depreciation	812	731	1,601	1,437
Amortization of intangible assets	2,009	—	4,046	—
Interest income	(577)	(29)	(699)	(41)
Interest expense	705	0	1,414	0
Provision for income taxes	40	6	155	6

Adjusted EBITDA	$(13,161)	$(3,469)	$(24,902)	$(5,900)

Adjusted EBITDA Margin	(19.3)%	(7.1)%	(18.5)%	(6.2)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
Cost of revenue	$16,860	$10,185	$33,963	$19,435
Less: share-based compensation expense	978	526	1,840	913
Less: payroll tax associated with share-based compensation expense	9	19	15	47

Non-GAAP cost of revenue	15,873	9,640	32,108	18,475

As a % of revenue	23.3%	19.7%	23.9%	19.3%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
Sales and marketing	$34,348	$22,157	$66,521	$42,966
Less: share-based compensation expense	3,137	1,943	5,720	3,522
Less: payroll tax associated with share-based compensation expense	37	170	86	235

Non-GAAP sales and marketing	31,174	20,044	60,715	39,209

As a % of revenue	45.7%	40.9%	45.2%	41.0%

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
Research and development	$22,394	$14,725	$43,339	$28,260
Less: share-based compensation expense	3,029	1,466	5,555	2,614
Less: payroll tax associated with share-based compensation expense	13	60	50	179

Non-GAAP research and development	19,352	13,199	37,734	25,467

As a % of revenue	28.4%	26.9%	28.1%	26.6%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(in thousands)
General & administrative	$19,211	$13,110	$36,523	$24,718
Less: share-based compensation expense	3,434	2,587	6,425	4,644
Less: payroll tax associated with share-based compensation expense	297	166	351	202

Non-GAAP general & administrative	15,480	10,357	29,747	19,872

As a % of revenue	22.7%	21.1%	22.2%	20.8%

Reconciliation of net cash used in operating activities to free cash flow:

	Six months ended June 30,	Six months ended June 30,
	2022	2021
(in thousands)
Net cash used in operating activities	$(35,860)	$(17,406)
Capital expenditures	$(3,486)	$(1,644)

Free cash flow	$(39,346)	$(19,050)